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                                                              FILE NO. 333-59997
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
       (TO THE PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)
                                     PROSPECTUS NUMBER: 1822


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                           CALLABLE FIXED RATE NOTES

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

PRINCIPAL AMOUNT:        $35,000,000


CUSIP NUMBER:            59018SW91


INTEREST RATE:           6.17000%


ORIGINAL ISSUE DATE:     January 25, 1999


STATED MATURITY DATE:    January 26, 2009


INTEREST PAYMENT DATES:  25th day of each month commencing February 25, 1999, through and including the
                         Stated Maturity Date, subject to the following business day convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION The Notes may be redeemed prior to the Stated Maturity Date, see "Other
OF THE COMPANY:          Provisions".


INITIAL REDEMPTION DATE: January 25, 2002


OTHER PROVISIONS         The Notes are subject to redemption at the option of ML&Co., in whole, semi-
                         annually on each January 25 and July 25 commencing January 25, 2002, at a redemption price equal to 100% of the principal amount of the Notes upon at least
                         30 days prior notice.


FORM                     The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   January 12, 1999


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